                                                                      Exhibit 24

                              CONFIRMING STATEMENT

This Statement confirms that the undersigned,  C. Michael Jacobi, has authorized and designated Michael I. Wirth to execute and file on the undersigned's  behalf all Forms 3, 4, and 5 (including  any amendments  thereto) that the  undersigned may be required to file with the U.S.  Securities  and Exchange  Commission as a result of the  undersigned's  ownership  of or  transactions  in  securities  of
Kohlberg  Capital  Corporation.  The  authority  of Michael I. Wirth  under this
Statement  shall  continue until the  undersigned is no longer  required to file
Forms 3, 4, and 5 with regard to his ownership of or  transactions in securities of  Kohlberg  Capital  Corporation,  unless  earlier  revoked  in  writing.  The undersigned  acknowledges  that  Michael  I.  Wirth is not  assuming  any of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities
Exchange Act of 1934.

Date: July 17, 2008

                                        /s/ C. Michael Jacobi
                                        ---------------------------------------
                                        C. Michael Jacobi